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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported): May 5, 2003
                                                            -----------


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
                     LIN TV CORP.                                             LIN TELEVISION CORPORATION
(Exact name of registrant as specified in its charter)        (Exact name of registrant as specified in its charter)


    Delaware            001-31331           05-0501252            Delaware            000-25206         13-3581627
----------------    ----------------    -------------------    ---------------    ----------------    --------------
(State or other     (Commission File       (IRS Employer       (State or other    (Commission File        (IRS
jurisdiction of          Number)        Identification No.)    jurisdiction of         Number)           Employer
 incorporation)                                                incorporation)                         Identification
                                                                                                           No.)
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         Four Richmond Square, Suite 200, Providence, Rhode Island 02906
         ---------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (401) 454-2880
                                                           --------------


            --------------------------------------------------------
          (Former name or former address, if changed since last report)



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Item 5.  Other Events and Required FD Disclosure.


         LIN TV Corp., a Delaware corporation ("LIN TV"), and its wholly owned subsidiary, LIN Television Corporation, a Delaware corporation ("LIN Television"), are jointly filing this current report on Form 8-K for the purpose of filing with the Securities and Exchange Commission LIN TV's press release dated May 6, 2003 announcing that LIN Television has entered into an agreement to sell $200 million aggregate principal amount of its 6.5% Senior Subordinated Notes due 2013 (the "Notes") and $100 million aggregate principal amount of its 2.5% Exchangeable Senior Subordinated Debentures due 2033 (the "Debentures"), plus up to $25 million of Debentures issuable upon any exercise of the Initial Purchasers' option, in previously announced institutional private placements. The Notes and Debentures will be guaranteed by LIN TV and all of the Restricted Subsidiaries of LIN Television and the Debentures will be exchangeable for shares of LIN TV's class A common stock based on an initial exchange price of $37.28, subject to adjustment.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits.

                  See Exhibit Index attached hereto.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         LIN TV Corp.
                                         LIN Television Corporation

Date:  May 6, 2003                       By:  /s/ William A. Cunningham
                                              ----------------------------------
                                         Name:    William A. Cunningham
                                         Title:   Vice President and Controller


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                                  EXHIBIT INDEX

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
              Exhibit Number                Description
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
                   99.1                     Press Release dated May 6, 2003.
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